Morgan Stanley California Tax-Free Income Fund
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

Security  Date     Price    Shares   %of     Total       Purcha  Broker
          of       Of       Purchas  Assets  Issued      sed
          Purcha   Shares   ed                           By
          se                                             Fund
Californi 11/30/   $100.00  5,000,0  0.60%   $117,200,0  4.27%   Bear
a Dept.   01                00               00                  Stearn
of                                                               s
Veteran
Affairs,
2002 Ser
A (AMBAC)
Puerto    12/13/   $103.07  2,000,0  0.25%   $720,370,0  0.28%   Goldma
Rico Elec 01       1        00               00                  n
Pwr Auth,                                                        Sachs
Pwr Ser
II (MBIA)